Exhibit 3
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 18, 2010 , by and between Swenson Granite Company LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder (“Stockholder”) of Rock of Ages Corporation (“Company”).
RECITALS
     A. This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of even date herewith, as amended from time to time (the “Merger Agreement”), by and among the Company, Parent and Granite Acquisition, LLC (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, the separate limited liability company existence of Merger Sub will cease, and the Company will continue as the surviving corporation as a wholly-owned subsidiary of Parent, all upon and subject to the terms and conditions of the Merger Agreement (the “Merger”). Capitalized terms that are used in this Agreement which are not otherwise defined herein will have the meanings given such terms in the Merger Agreement. This Agreement shall take effect only upon the date of execution of the Merger Agreement (the “Effective Date”).
     B. As of the Effective Date, Stockholder owns (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Class A Common Stock and/or Class B Common Stock of the Company set forth below Stockholder’s name on the signature page of this Agreement (all such shares, together with any shares of capital stock of the Company that may hereafter be acquired by Stockholder, being collectively referred to herein as the “Subject Shares”).
     C. Stockholder is entering into this Agreement in connection with, and as a material inducement to, the entry into the Merger Agreement by Parent.
AGREEMENT
     The parties to this Agreement, intending to be legally bound, agree as follows:
     1. TRANSFER OF SUBJECT SHARES.
          1.1 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES. Stockholder agrees with Parent that, prior to the Expiration Date (as defined below), Stockholder will not, directly or indirectly, sell, transfer, exchange, pledge, encumber or otherwise dispose of, or in any other way reduce Stockholder’s risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Subject Shares; provided, however, that notwithstanding the foregoing, Stockholder may transfer all or any portion of the Subject Shares (a) by will or intestacy, (b) to Stockholder’s members, partners, affiliates or immediate family members (including Stockholder’s spouse, lineal descendants, father, mother, brother, sister or first cousin, and father, mother, brother or sister of Stockholder’s spouse), (c) to Parent or any parent, subsidiary or affiliate of Parent, or (d) to a trust, the beneficiaries of which are such Stockholder and/or members of Stockholder’s immediate family; provided, further, that the donee or transferee agrees in a writing reasonably satisfactory to Parent to be bound by the restrictions set forth in this Agreement in the same manner as Stockholder. As used herein, the term “Expiration Date” means the earlier to occur of (i) such time as the Merger Agreement is terminated in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), or (iii) the date of execution of a written agreement by both Parent and Stockholder to terminate this Agreement. Any sale, transfer, exchange, pledge, encumbrance or other disposition in violation of this Section 1.1 shall be void ab initio.
          1.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement or understanding of any kind with any person with respect to the voting of any of the Subject Shares, except in connection with a vote to approve the transaction contemplated by the Merger Agreement in accordance with Section 2.
     2. VOTING OF SUBJECT SHARES.
          2.1 VOTE FOR MERGER. Stockholder agrees that, prior to the Expiration Date and subject to the terms hereof, at any meeting of the stockholders of the Company, however called, and in any action taken by the written consent of stockholders of the Company without a meeting, Stockholder will appear and vote or grant a proxy to vote, or execute a written consent with respect to, the Subject Shares:
               (i) in favor of the Merger, the execution, delivery and performance by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions and agreements contemplated by the Merger Agreement and any action reasonably requested by Parent in furtherance of the foregoing; and
               (ii) against (A) any Acquisition Proposal involving the Company (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representations or warranty or other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled (an “Alternative Transaction”), (B) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, and (C) any other action, agreement or transaction involving the Company (or any subsidiary thereof) that is intended, or would reasonably be expected to, materially impede, interfere with or prevent the consummation of the Merger or the any other transactions contemplated by the Merger Agreement or this Agreement. Stockholder shall not commit or agree to take any action inconsistent with the foregoing. Stockholder acknowledges receipt and review of a copy of the Merger Agreement.
          2.2 GRANT OF PROXY. In the event that Stockholder breaches or threatens to breach any provision of this Agreement, then Parent shall have, and in such event Stockholder grants to Parent, an irrevocable proxy to vote or give consent or approval (including giving a written consent) in respect of the Subject Shares, for and in the name, place and stead of Stockholder, in accordance with this Section 2, revoking all other proxies in respect of the Subject Shares. Such proxy shall be deemed coupled with an interest under this Agreement and shall be irrevocable, and Stockholder shall be deemed to ratify and confirm any action taken by Parent pursuant to such proxy. Parent may not exercise such proxy on any other matter except as specified above.
          2.3 NO CONFLICTING AGREEMENTS. Prior to the Expiration Date, Stockholder will not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the provisions of this Section 2. Stockholder shall not, among other things, enter into any agreement that would disable or restrict his legal power, authority and right to vote all of the Subject Shares as provided in this Agreement, other than as specifically contemplated in Section 2.2 above.
          2.4 STOCKHOLDER CAPACITY ONLY. Stockholder (as applicable) makes no agreement or understanding herein as a director of the Company. Stockholder is entering into this Agreement solely in his or her capacity as a record or beneficial owner, as applicable, of the Subject Shares, and nothing herein shall be deemed to limit or affect any actions taken in his capacity as a director or officer of the Company. No actions taken by Stockholder, or failure by Stockholder to take any actions, in his or her capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.
     3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants as follows:
          3.1 AUTHORITY, ENFORCEABILITY. Stockholder has full power and authority to enter into, execute, deliver and perform Stockholder’s obligations under this Agreement and to make the representations, warranties and covenants contained herein, and that all corporate or similar action required for the authorization, execution, delivery and the performance of all obligations of Stockholder under this Agreement and the agreements contemplated hereby have been obtained. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. The execution and delivery of this Agreement and the performance by Stockholder of his or her obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any agreement, judgment, order, injunction, law or regulation to which Stockholder is a party or by which the Subject Shares are bound.

          3.2 SUBJECT SHARES OWNED. As of the Effective Date of this Agreement, Stockholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Company capital stock set forth below Stockholder’s name on the signature page of this Agreement, free and clear from any encumbrance, and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, or other securities of the Company, other than the Subject Shares set forth below Shareholder’s name on the signature page hereof. If Stockholder is a beneficial owner but not the record holder of the Subject Shares, Stockholder agrees to take all actions necessary to cause the record holder to vote all of the Subject Shares in accordance with Section 2. Stockholder agrees to notify Parent promptly of any additional shares of capital stock of the Company that Stockholder becomes the record or beneficial owner of after the date of this Agreement, all of which shall be covered by this Agreement and be Subject Shares.
          3.3 FURTHER ASSURANCES. Stockholder agrees to execute and deliver to Parent any additional documents and instruments, and take such actions, as are reasonably necessary to carry out the purposes and intent of this Agreement.
          3.4 RELIANCE BY PARENT. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder and the representations and warranties of Stockholder contained herein.
     4. SCHEDULE 13D MATTERS. Stockholder acknowledges and agrees that, by the execution and delivery of this Agreement in connection with the execution and delivery by Parent of the Merger Agreement, he or she may be deemed to be a member of a “group,” as that term is used in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with Parent and certain other persons (the “Swenson Granite Group”) for purposes of compliance with the reporting requirements of Section 13(d) of the Exchange Act. In accordance with Rule 13d-1(k) under the Exchange Act, Stockholder agrees to the filing on behalf of him- or herself of an amendment to the Statement on Schedule 13D filed on May 12, 2010 (the “Swenson Granite Group 13D”) by Parent and other members of the Swenson Granite Group to report (among other things) the accession of the Stockholder to the Swenson Granite Group. Stockholder hereby grants the following power of attorney in connection with the Swenson Granite Group 13D:
POWER OF ATTORNEY
The undersigned does hereby appoint Kurt M. Swenson his or its true and lawful attorney-in-fact, for the purpose of, from time to time, executing in his or its name and on his or its behalf, any and all amendments to the Statement on Schedule 13D filed by Swenson Granite Company LLC and the group including the same with respect to the Common Stock of Rock of Ages Corporation (the “Company”), which such attorney-in-fact shall determine to be necessary or appropriate to comply with the reporting requirements of Section 13(d) of the Securities Exchange Act of 1934, as amended, and filing the same with the U.S. Securities and Exchange Commission and the Company on behalf of the undersigned, and delivering, furnishing or filing any such documents as exhibits thereto, and giving and granting to such attorney-in-fact the power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by the attorney-in-fact shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document. This power of attorney shall remain in effect until expressly revoked in writing by the undersigned.
     5. MISCELLANEOUS.
          5.1 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.
          5.2 AMENDMENT AND WAIVER. This Agreement or any provision hereof may be amended, modified, superseded, canceled, renewed, waived or extended only by an agreement in writing executed by Parent and Stockholder. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.
          5.3 ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be transferred or assigned by Parent or Stockholder at any time without the prior written consent of Parent and Stockholder; provided, however, that Stockholder may transfer or assign this Agreement and all rights and obligations hereunder under the conditions set forth in Section 1.1 without the prior written consent of Parent. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.
          5.4 GOVERNING LAW. The validity, interpretation and enforcement of this Agreement will be governed by and construed in accordance with the internal laws of the State of Vermont, excluding that body of laws pertaining to conflict of laws.
          5.5 CONSENT TO JURISDICTION; VENUE; WAIVER. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Vermont and to the United States District Court for the District of Vermont, and agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any Vermont state or federal court sitting in the State of Vermont. PARENT AND STOCKHOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY

JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
          5.6 COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ and experts’ fees.
          5.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.
          5.8 CERTAIN ADJUSTMENTS. In the event of a stock split, stock dividend or distribution, or any change in the Company’s common stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.
          5.9 WAIVER OF APPRAISAL RIGHTS. Stockholder hereby irrevocably waives any and all rights he or she may have as to appraisal, dissent or any similar or related matter with respect to any of the Subject Shares that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement, including, without limitation, under 13.21 of the Vermont Business Corporation Act, as amended.
          5.10 ENTIRE AGREEMENT; TERMINATION. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Agreement shall only terminate on the Expiration Date.
          5.11 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that each party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to each party upon any such violation, each party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity, without the posting of any bond.

          5.12 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by facsimile, or sent by overnight courier (prepaid) to the respective parties as follows:

If to Parent:	Swenson Granite Company LLC
369 North State Street
Concord, NH 03301
Attention: Robert Pope, President and Chief Executive Officer

With copy to:	Sheehan Phinney Bass + Green PA
1000 Elm Street
Manchester, NH 03101
Attention: Alan L. Reische, Esq.

If to Stockholder:	To the addresses for notice set forth on the last page hereof.
or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.
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     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the Effective Date.
STOCKHOLDER:

(INDIVIDUAL SIGNATURE BLOCK):	(ENTITY SIGNATURE BLOCK):

(please print or type complete name of entity)

(signature)

Name:		By:
	(please print or type full name)		(signature)
Name:

(please print or type full name)
Title:

(please print or type full name)

Class A Common Stock of the Company
held directly or indirectly (No. of Shares):

Class B Common Stock of the Company
held directly or indirectly (No. of Shares):

Address:	With a copy of any notice to:

Telephone:	Telephone:
Facsimile:	Facsimile:

SWENSON GRANITE COMPANY LLC
By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

Affirmation by Witness
     I, the undersigned witness, witnessed the Stockholder sign this Agreement, which includes a provision by which the Stockholder is granting a power of attorney. I affirm that the Stockholder appeared to me to be of sound mind and free from duress at the time the Stockholder signed this Agreement, and the Stockholder affirmed to me that the Stockholder was aware of the nature of this document and signed it freely and voluntarily.

Witness
Print Name:

Acknowledgment
[The witness and the notary may not be the same person.]
State of
County of                                         , ss.
     At                                         , in said County and State, this ___day of                                          , 2010, personally appeared the above-named Stockholder, who is known to me or was otherwise suitably identified, and he/she acknowledged to me that the execution of this Agreement was his or her free act and deed.

Before me,

Notary Public
Print Name:
Commission Expires:

Acceptance by Agent
     The undersigned agent, Kurt M. Swenson, is executing this Agreement solely for the purpose of attesting, with respect to the power of attorney granted to him in this Agreement, that he: (A) accepts the appointment as agent; (B) understands the duties under the power of attorney and under the law; (C) understands that he has a duty to act if expressly required to do so in the power of attorney consistent with 14 V.S.A. §3506(c) and other applicable laws; and (D) understands that he is expected to use his special skills or expertise on behalf of the principal, if so specified in the power of attorney.
Signed on the ___ day of                                         , 2010

Kurt M. Swenson
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